Exhibit 99.2

PROJECTIONS OF CERTAIN FINANCIAL INFORMATION FOR RESTRUCTURING

The prospective financial information included in this offering memorandum has been prepared by, and is the responsibility of, the Offeror’s management. No independent auditors have examined, compiled or performed any procedures with respect to the accompanying prospective financial information.

The Offeror does not, as a matter of course, publish its business plans, budgets or strategies or disclose projections or forecasts of its anticipated financial positions or results of operations. Accordingly, the Offeror does not anticipate that it will, and disclaims any obligation to, furnish updated business plans, budgets, strategies, projections or forecasts of its anticipated financial positions or results of operations to creditors or equityholders prior to the closing of the Exchange Offer or the effective date of the Prepackaged Plan or to include such information in documents required to be filed with the SEC or otherwise make such information publicly available.

The projections and other financial information contained in this section contain forward-looking statements. See “Forward-Looking Statements” on page xiii of this offering memorandum.

Below are the unaudited projected consolidated Income Statement, Balance Sheet and Statement of Cash Flows for the time period January 1, 2011 through December 31, 2014, (collectively, the “Projections”).

The Projections should be read in conjunction with the assumptions, clarifications and explanations set forth in this section and elsewhere in this Disclosure Statement.

Overview

The following Projections were initially prepared in September of 2011 and subsequently modified solely to reflect the impact of the proposed recapitalization of the company. The Projections do not reflect actual results of operations or financial position subsequent to June 30, 2011. Additionally, it should be noted that these Projections reflect the consolidated financial performance and financial position of Aquilex Holdings, LLC, including the financial performance and financial position of foreign, non-filing entities (Aquilex Welding Services B.V. and subsidiaries and Aquilex Arabia Company Ltd.). The balance sheet projections were not built up on an entity level basis and thus the Balance Sheet and Statement of Cash Flows are presented on a consolidated basis only.

The Projections were built up based upon input from the operating locations as part of a normal strategic planning cycle, which evaluates specific services, markets, technology and other key factors that influence the business. The Projections were reviewed and modified by the Aquilex senior management team in conjunction with the Offeror’s financial advisors and approved by the board of directors. The Projections do not anticipate any negative operating impact resulting from the restructuring process. The vast majority of the “non-recurring, extraordinary” expenses which are added back to derive “Adjusted EBITDA” are professional fees and other fees and expenses directly related to the restructuring process.

The Projections are based on the assumptions below and include assumptions with respect to the future performance of the Offeror, the performance of the industry, competition in the markets in which the Offeror will operate, general business and economic conditions and other matters, many of which are beyond the control of management. Therefore, while the Projections are necessarily presented with numerical specificity, the actual results achieved during the projection period will vary from the Projections, and could vary substantially. No representation can be or is being made with respect to the ability of the Offeror to achieve the Projections. While management believes that the assumptions underlying the Projections are reasonable in light of current circumstances and the information available, holders of claims and interests must make their own determinations as to the reasonableness of the assumptions and the reliability of the Projections in deciding whether to vote to accept the proposed Prepackaged Plan. There can be no assurance that the Offeror will implement the assumptions set forth herein or achieve these Projections.

The following are the significant assumptions underlying the Income Statement and Balance Sheet projections, delineated by operating division where applicable.

Statement of Operations:

Specialty Repair & Overhaul (“SRO”):

Revenue

•	Revenue projections are developed by operating management based on data provided by external industry experts as well as discussions with customers regarding future outage and turnaround requirements.

•

Revenue is projected to increase at a compounded annualized growth rate (“CAGR”) of 7.8% (excluding Aquilex Arabia) from 2011 through 2014 driven by Nuclear, Refining (excluding PDVSA, a Venezuelan oil company) European Waste to Energy and Petrochemical end markets. Collectively, these end markets are projected to represent approximately 75% of SRO revenue in 2014.

•

With relatively slow growth rates in Fossil Fuel end market, revenues in 2011 and 2014 will be $57.1 million and $61.0 million, respectively. Aquilex Arabia revenue is projected to increase from $4.9 million in 2011 to $20 million in 2014 as that joint venture gains traction in a market that Aquilex entered in 2011.

•

The Projections exclude revenue from PDVSA, which has been a significant customer in recent years, but has proven difficult to manage from a working capital standpoint as collection of the resulting receivables is difficult to predict or influence. Revenue from other global refining customers will grow $25.9 million from 2011 to 2014.

•	International SRO revenue is projected to increase by $25.5 million from 2011 through 2014 (a net increase of $9.5 million when considering the impact of removing PDVSA from the Projections).

•	SRO revenue mix by end-market for the top three end-markets combined (refining, nuclear and fossil power) is projected to stay relatively consistent from 2011 through 2014.

•	International revenues from Nuclear customers are expected to grow with existing clients in Sweden, Switzerland, Brazil, Spain, Korea and Taiwan, among others.

Operating Expenses

•

Gross margins are projected to increase slightly from 25.4% in 2011 to 26.2% in 2014 as a result of mix shifts to higher margin services, particularly in international markets as well as other initiatives Aquilex is pursuing to mitigate the impact of inflation on wages and increases in other operating expenses.

•	SG&A expenses will be negatively impacted by inflationary pressures as well, but are projected to decline as a percentage of revenue throughout the projection period.

Industrial Cleaning (“IC”):

Revenue

•

Revenue is projected to increase at a compounded annualized growth rate (“CAGR”) of 4.2% from 2011 through 2014 driven by Petrochemical and Refinery end markets, which collectively represent approximately 80% of the IC revenue in 2014.

•	IC revenue mix is projected to remain consistent from 2011 through 2014.

•	Deployment of new technologies is expected to assist in driving sales by creating new opportunities/expanding the market for industrial cleaning services.

•

The projected capital spending program is aimed at improving the quality and reliability of service to customers which is intended to assist in maintaining existing customers and acquiring new ones, as well as lowering the cost of service.

•

International sales are projected to contribute approximately $9 million of the $30 million projected increase in revenue from 2011 to 2014. The international revenue is expected to be comprised mainly of higher-margin project work as these customers have limited access to specialized cleaning solutions in their local markets.

Operating Expenses

•

Gross margins are projected to increase steadily from 30% in 2011 to 32.5% in 2014 as a result of several initiatives the Offeror has put in place to improve the bidding, contracting, execution and billing functions. The resulting improvements are expected to offset inflationary increases in wages and other costs

•	The increased capital spending reflected in the forecast will result in lower equipment rental charges, which will also contribute to the projected growth in the gross margins

•	SG&A expenses will be negatively impacted by inflationary pressures as well, but are projected to remain essentially flat as a percentage of revenue throughout the projection period.

Balance Sheet

•	General Assumptions: Balance sheet projections were prepared on a consolidated basis although some consideration was given to the unique working capital dynamics of each of the business units.

•

Accounts Receivable: Accounts receivable is forecasted based on a days sales outstanding ratio (“DSO”). Forecasted DSO is based on current trends and does not contemplate any material changes to the businesses.

•	Inventory: Inventory is forecasted based on an inventory turnover ratio. The forecasted ratio is based on current trends and does not contemplate any materials change to the businesses.

•

PPE, net: The capital expenditure budget includes both estimated maintenance and growth capital spending to support the underlying businesses at IC and SRO. Total consolidated capex is estimated to be $15.4 million in 2011 and projected to be $24.1 million, $17.1 million and $18.1 million, respectively, 2012, 2013 and 2014. The 2012 estimate includes $8.0 million of “catch-up” capex spending to refresh existing IC equipment, including repairing and updating an aged fleet, addressing some compliance issues, reducing equipment rentals to enhance margins and performing other incremental maintenance needs.

•

Goodwill/Intangibles: The Projections reflect the elimination of historical goodwill and estimated purchases accounting adjustments associated with the contemplated transaction, assuming an out of court exchange is consummated in the first quarter of 2012.

•

Accounts Payable: Accounts Payable is forecasted based on a days payable outstanding ratio (“DPO”). Forecasted DPO is based on current trends and does not contemplate any material changes to the businesses.

•

Long Term Debt: The Projections assume an out of court restructuring is consummated in the first quarter of 2012, which includes a full equitization of the Senior Notes, proceeds from the Rights Offering, a full pay down of the existing revolver, an additional pay down of the Existing First Lien Loan, and payment of exit financing and professional fees.

Consolidated Income Statement Projections

$ in millions	Fiscal Year Ended
	2011E	2012E	2013E	2014E

Revenue	$455.8	$473.4	$510.6	$557.0
Cost of Sales	329.7	340.6	364.5	394.1

Gross Profit	126.1	132.8	146.1	162.9
Gross Profit %	27.7%	28.1%	28.6%	29.2%

SG&A	109.0	87.5	92.2	97.5

Reported EBITDA	17.1	45.3	53.9	65.4

Other Non—Recurring, Extraordinary	25.9	1.0	0.9	0.1

Adjusted EBITDA	42.9	46.3	54.8	65.5

Depreciation	22.1	22.8	22.8	22.8
Amortization of Intangibles	13.0	13.0	13.0	13.0
Amortization of Financing Costs	2.6	1.2	1.1	1.1
Amortization of OID	1.6	0.3	—	—

Reported EBIT	(22.3)	8.0	17.0	28.5
Other (Income)/Expense	(0.3)	—	—	—
Interest Expense	37.1	12.8	12.4	10.6
Transaction Expense	—	7.0	—	—

Earnings Before Taxes	(59.1)	(11.8)	4.5	17.9

Taxes	(3.7)	8.0	2.0	2.0

Net Income/(Loss)	$(55.3)	$(19.8)	$2.5	$15.9

Consolidated Balance Sheet Projections

	Fiscal Year Ended
$ in millions	2011E	2012E	2013E	2014E

Assets

Cash	$10.0	$9.4	$23.6	$8.8
Accounts Receivable, net of allowance	91.6	88.3	95.2	103.4
Inventory	13.5	12.2	13.2	14.4
Prepaid Expenses	2.5	1.2	1.2	1.2
Costs in Excess of Billing	7.1	6.9	6.9	6.9
Income Tax Receivable	3.5	3.5	3.5	3.5
Deferred Tax Asset	2.4	2.4	2.4	2.4
Other Current Assets	1.1	1.1	1.1	1.1

Total Current Assets	131.7	125.0	147.1	181.7

PP&E, net	66.7	67.9	62.1	57.3
Goodwill/Intangibles	433.4	202.9	189.9	176.8
Other Assets	1.6	1.6	1.6	1.6
Deferred Financing Costs, net	11.7	3.5	2.4	1.3

Total Long-Term Assets	513.5	275.9	256.0	237.1

Total Assets	$645.3	$400.9	$403.1	$418.8

Liabilities and Shareholder’s Equity

Accounts Payable	$12.1	$13.5	$14.4	$15.5
Accrued Liabilities & Other	38.7	37.5	37.5	37.5
Income Taxes Payable	1.4	1.4	1.4	1.4
Billing in Excess of Cost	2.6	4.0	4.0	4.0
Interest Payable	1.3	—	—	—
Current Portion of Long—Term Debt	1.9	1.3	1.3	1.3

Total Current Liabilities	57.9	57.7	58.6	59.7

Existing Long Term Debt	415.3	—	—	—
New Revolver		—	—	—
New Term Loan		131.5	130.2	128.9
Deferred Taxes	29.4	29.4	29.4	29.4
Income Taxes Payable	4.4	4.4	4.4	4.4

Total Long—Term Liabilities	449.1	165.2	163.9	162.6

Total Liabilities	507.0	222.9	222.5	222.3

Shareholder’s Equity	400.2	—	—	—
Accumulated Deficit & OCL	(261.9)	178.0	180.5	196.4

Total Liabilities & Shareholder’s Equity	$645.3	$400.9	$403.1	$418.8

Consolidated Projected Statement of Cash Flows

	Fiscal Year Ended
$ in millions	2011E	2012E	2013E	2014E

Net Income/(Loss)	$(55.3)	$(19.8)	$2.5	$15.9

Depreciation & Amortization	35.1	35.8	35.8	35.8
Amortization of Financing Costs	2.7	1.2	1.1	1.1
Amortization of OID	1.6	0.3	—	—
Saudi JV Non Cash Equity Compensation	0.5	—	—	—
Deferred Income Taxes	(4.4)	—	—	—
Interest Payable	0.2	(1.3)	—	—
Accounts Receivable	(5.1)	3.3	(6.8)	(8.3)
Inventory	1.7	1.3	(1.0)	(1.2)
Costs in Excess of Billing	(2.7)	0.2	—	—
Prepaid Expenses	0.7	1.3	—	—
Other Current Assets	0.9	—	—	—
Billing in Excess of Cost	0.7	1.4	—	—
Income Taxes	(0.2)	—	—	—
Accounts Payable	(6.1)	1.4	0.9	1.1
Accrued Liabilities & Other	10.5	(1.3)	—	—
Other	0.1	1.3	—	—

Cash Flow from Operations	(19.0)	25.2	32.5	44.4

Capex	(15.4)	(24.1)	(17.1)	(18.1)
Other (Sales of PP&E)	0.6	—	—	—

Cash Flow from Investing	(14.8)	(24.1)	(17.1)	(18.1)

New Revolver	2.2	—	—	—
New Term	—	(1.3)	(1.3)	(1.3)
Other (Capital leases, DFC)	(1.1)	—	—	—
Existing Revolver	36.0	—	—	—
Existing Term Amortization	(1.9)	(0.5)	—	—

Cash Flow from Financing	35.3	(1.8)	(1.3)	(1.3)

Foreign Currency Translation	(0.2)	—	—	—

Net Increase/(Decrease) in Cash	1.3	(0.6)	14.1	25.1

Opening Cash Balance	8.7	10.0	9.4	23.6

Ending Cash Balance	$10.0	$9.4	$23.6	$48.8

Non-GAAP Measures

EBITDA, a measure used by management to measure operating performance, is defined as net income (loss) plus interest expense (income), net, income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other specific items permitted in calculating covenant compliance in our Credit Agreement.

We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and because a determination of Adjusted EBITDA is necessary to calculate our covenant compliance under our Credit Agreement. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest on our debts;

•	they do not reflect our income tax expense or the cash requirements to pay our taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure; and

•	Adjusted EBITDA does not reflect cash expenditures that may recur in future periods.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA attributable to equity holders of the Offeror to net loss attributable to equity holders of the Offeror.

	Fiscal Year Ended
$ in millions	2011E	2012E	2013E	2014E

Net Income/(Loss)	$(55.3)	$(19.8)	$2.5	$15.9

Interest Expenses	37.1	12.8	12.4	10.6
Taxes/(Benefit)	(3.7)	8.0	2.0	2.0
Depreciation & Amortization	39.4	37.3	36.9	36.9
Other (income) Expense	(0.3)	—	—	—
Transaction Expense	—	7.0	—	—

Reported EBITDA	17.1	45.3	53.9	65.4

Adjustments to EBITDA
Key Employee Retention Program	5.0	1.0	—	—
Sarbanes Oxley Costs	0.3	—	—	—
Professional Fees and other Restructuring Costs	19.6	—	—	—
Other	0.9	—	0.9	0.1

Adjusted EBITDA	$42.9	$46.3	$54.8	$65.5